CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 32 to the Registration Statement on Form N-4 (No. 333-153840) (the “Registration Statement”) of our report dated February 24, 2026 relating to the statutory basis financial statements and financial statement schedules of The Guardian Insurance & Annuity Company, Inc. and consent to the incorporation by reference in the Registration Statement of our report dated April 17, 2026 relating to the financial statements of each of the sub-accounts of The Guardian Separate Account R indicated in our report. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

May 1, 2026

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